Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Lorraine D. Miller, CFA
Senior Vice President - Investor Relations
Phone: 404.760.7180

                   WESTPOINT STEVENS FILES FOR REORGANIZATION

                       NORMAL BUSINESS OPERATIONS CONTINUE
           RECEIVES COMMITMENT FOR UP TO $300 MILLION IN DIP FINANCING
                 FROM GROUP LED BY BANK OF AMERICA AND WACHOVIA

WEST POINT, GEORGIA (June 2, 2003) - WestPoint Stevens Inc. (OTCBB: WSPT) (www.westpointstevens.com) today announced that it and certain of its subsidiaries have filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The Company said that it filed to reorganize its capital structure and reduce debt, thus enabling it to compete more effectively for the long term. The Company filed its petition with the U.S. Bankruptcy Court for the Southern District of New York. The filing entities are: WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., J.P. Stevens & Co. and J.P. Stevens Enterprises. The company's Canadian and European subsidiaries did not file for reorganization and normal operations continue.

"The filing does not change our top priority which is to continue to supply our customers with innovative home fashions products," said M. L. (Chip) Fontenot, President and Chief Operating Officer of WestPoint Stevens Inc. "Ultimately, the restructuring will enable us to better serve our customers more effectively with enhanced flexibility to leverage our well known brands and licenses and leading distribution capabilities."

In conjunction with its filing, the Company has arranged commitments for up to $300 million in debtor-in-possession ("DIP") financing from a group of banks led by Bank of America and Wachovia. Combined with normal cash flow from operations, the DIP financing provides liquidity to continue normal operations. WestPoint Stevens will pay post-petition vendors in the normal course of business and has requested and expects to receive court permission to continue to pay employee salaries, wages and benefits as usual.

Holcombe T. Green, Jr., Chairman and CEO of WestPoint Stevens Inc., said, "We are committed to complete our restructuring as quickly as possible to preserve value and minimize restructuring expenses and mitigate any potential disruption. To assist us in this process we have engaged Rothschild Inc. as our financial advisors. While WestPoint Stevens has some of the most modern and efficient operations and best-known brands in the industry, our Board of Directors decided we must take action to address a sizable debt load and re-evaluate our business model to better weather changes in market trends under more volatile economic conditions. We are fortunate to have the resources of a strong management team and committed associates. While the decision to reorganize was difficult and we deeply regret any adverse impact on stakeholders in our company, it gives us the opportunity to address crucial financial and operational issues while ensuring that all of our normal business operations continue. We have already begun developing the key elements of our plan of reorganization, and are committed to working with our banks and creditors on a consensual basis. Unfortunately, we do not anticipate that our current shareholders will recover or receive any value under any such plan."

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
WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com .

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The information contained in this release is as of June 2, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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